UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

NATURALSHRIMP INCORPORATED

(Exact name of Company as specified in its charter)

Nevada	000-54030	74-3262176
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1200 N Federal Highway, Suite 200

Boca Raton, FL 33432

(Address of principal executive offices)

(561) 716-0684

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

On June 15, 2026, Natural Shrimp Incorporated was notified that Simon & Edward LLP (“S&E”) had acquired the attest business of (our principal auditor) BCRG Group (“BCRG”). As BCRG was acquired and, pursuant to board approval, the Company will continue to receive audit services from the combined firm (i.e. S&E) BCRG neither i) resigned ii) declined to stand reelection or iii) was discharged.

BCRG’s audit report on the Company’s consolidated financial statements for the last two fiscal years did not contain a disclaimer or adverse opinion nor was it qualified or modified. Further, there were i) no disagreements with BCRG during that period or ii) reportable events described under S-K 304(a)(1)(v) during the two most recent years and any interim period preceding the date of the acquisition.

EXHIBITS

Exhibit No.	Exhibit Title or Description
16.1	Letter from BCRG date June 23, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALSHRIMP INCORPORATED

Dated: July 7, 2026	/s/ David Antelo
David Antelo
Chief Executive Officer and Chief Financial Officer